3rd Quarter Earnings October 18, 2024 Exhibit 99.3

2 Third Quarter Overview Continue to deliver consistent, sustainable long-term performance (1) Non-GAAP, see appendix for reconciliation. Key Performance Metrics 3Q24 Reported Adjusted(1) Net Income Available to Common Shareholders $446M Diluted Earnings Per Share $0.49 Total Revenue $1.8B $1.9B Non-Interest Expense $1.1B $1.1B Pre-Tax Pre-Provision Income(1) $721M $799M Efficiency Ratio 59.3% 56.9% Net-Charge Offs / Avg Loans 0.48% 0.48% • Consistently generating top-quartile returns in our peer group • Continued focus on disciplined capital allocation and risk-adjusted returns • Benefiting from loyal customer base, attractive footprint & diverse balance sheet with solid capital, robust liquidity and prudent credit risk management • Proactive hedging strategies position Regions for success in an array of economic conditions • Delivering consistent, sustainable, long- term performance while remaining focused on soundness, profitability, & growth Highlights

3 $98.9 $97.5 $96.8 $65.4 $64.2 $63.6 $33.5 $33.3 $33.2 3Q23 2Q24 3Q24 $98.8 $97.3 $97.0 $65.4 $64.0 $63.8 $33.4 $33.3 $33.2 3Q23 2Q24 3Q24 Average Loans & Leases ($ in billions) Business LoansConsumer Loans Ending Loans & Leases ($ in billions) Loans • Avg loans remained stable while ending loans declined slightly • Avg business loans remained stable; • Pipelines are expected to remain soft as customers continue to seek more certainty; Customers carrying more liquidity & utilization rates remain below historic levels • Avg consumer loans remained stable as modest growth in credit card was offset by declines in other categories • Expect 2024 average loan balances to be stable to down modestly compared to 2023 QoQ Highlights & Outlook

4 $126.2 $126.6 $126.4 $81.0 $80.1 $78.9 $34.6 $36.5 $37.0 $7.8 $7.4 $7.5 $2.8 $2.6 $3.0 3Q23 2Q24 3Q24 $125.2 $126.9 $126.0 $80.0 $79.8 $78.9 $34.9 $36.7 $36.9 $7.5 $7.5 $7.4 $2.8 $2.9 $2.8 1.16% 1.59% 1.60% 3Q23 2Q24 3Q24 (1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits). (2) IB deposit costs were 2.34%, 2.34%, and 1.81% in 3Q24, 2Q24, and 3Q23, respectively. • Ending deposits were stable; Average deposits decreased ~1% reflecting consumer seasonal spending patterns • Competitive rates declined in advance of Fed rate cut and customer demand for CDs softened further slowing rate seeking behavior • Deposit remixing has slowed; NIB mix has remained steady in the low 30% range • Competitive pricing and customer demand for promotional products remain stable • Expect 2024 average deposits to be stable to down modestly compared to 2023 Average Deposits by Segment ($ in billions) Deposits Deposit trends are stabilizing QoQ Highlights & Outlook Wealth Mgt Other(1) Consumer Bank Corporate Bank Ending Deposits by Segment ($ in billions) Total Deposit Costs (2)

NII & Margin Performance

NII growth expected to continue following post-pandemic normalization

GENERATING
Consistent Sustainable
Long-term Performance

FTE NII and NIM

($ in millions)



$1,304
$1,198
$1,230
3.73%
3.51%
3.54%
3Q23
2Q24
3Q24
NII
NIM

NII Attribution

($ in millions)



$1,186
$1,218
2Q24
Market Rates(1)
Securities Reposition
Less Hedge Notional
Days/ Other(2)
Deposit Cost/Mix
3Q24

	Market Rates[1]	Securities Reposition	Less Hedge Notional	Days/ Other[2]	Deposit Cost/Mix	3Q24
NII	+$21M	+$7M	+$6M	+$6M	-$8M	+$32M
NIM	+6bps	+2bps	+2bps	-5bps	-2bps	+3bps

Drivers of NII and NIM

- NII +3% QoQ; NIM increased 3 bps to 3.54%
- Elevated long-term interest rates increase new production fixed-rate asset yields
  - Sold $1.3B securities at $75M pre-tax loss[3]; Reinvested proceeds at higher market yields (see appendix for comprehensive repositioning details)
- Slowing deposit remixing and stable pricing
  - 3Q deposit cost = 1.60%
  - 3Q interest-bearing deposit cost = 2.34% (43% full-cycle interest-bearing beta)

NII Range and Assumptions for 2024[4]

- NII to grow going forward, with asset turnover at elevated rate levels being the primary driver
  - 4Q24 NII expected to grow modestly vs 3Q24
  - 2024 NII expected to be ~$4.8B; *at the upper end of the original range*
- Project near-term mid-30% falling rate interest bearing deposit beta to protect NII from FOMC rate reductions
- 2024 NIM expected to be low 3.50%'s

(1) Market rate impacts include contractual loan, cash and borrowings repricing; fixed asset turnover at higher market rates; securities premium amortization net discount accretion $6M better vs 2Q at $5M. (2) Other mostly from one additional day in quarter, debt/securities additions, and higher average cash balance (negative impact on NIM). (3) Excludes $3M securities loss taken in HR related account. (4) Expectations assume stable or lower short-term interest rates; flat long-term rates at 09/30/2024 levels.

REGIONS | 5

Non-Interest Income

GENERATING Consistent Sustainable Long-term Performance

Non-Interest Income
($ in millions)


$566
$545
$572
3Q23
2Q24
3Q24

Adj. Non-Interest Income[1]
($ in millions)


$567
$595
$650
3Q23
2Q24
3Q24

($ in millions)	3Q24	Change vs 2Q24	Change vs 3Q23
Service charges	$158	4.6%	11.3%
Card and ATM fees	118	(1.7)%	(6.3)%
Wealth management income	128	4.9%	14.3%
Capital markets (Ex CVA/DVA)	93	32.9%	38.8%
Mortgage income	36	5.9%	28.6%

QoQ Highlights & Outlook

- NIR increased ~5% on a reported basis and included $75M pre-tax loss on securities repositioning in 3Q; NIR increased ~9% on an adjusted[1] basis
- Service charges increased ~5% primarily driven by treasury management semi-annual fees as well as the benefit of 1 additional business day
- Wealth Management increased ~5% generating record quarterly revenue reflecting increased sales activity and continued strength in financial markets
- Capital markets income increased ~35%; Ex. CVA/DVA increased ~33% benefiting from M&A advisory fees and elevated securities underwriting and placement fees driven by market stabilization
  - Expect 4Q Capital Markets to be ~$80-$90M
- Other NIR increased ~23% driven by $6M in gains from the sale of low income housing tax credit investments
- Expect full-year 2024 adjusted non-interest income to be $2.45-$2.5B

(1) Non-GAAP; see appendix for reconciliation.

REGIONS | 6

Non-Interest Expense

GENERATING
Consistent Sustainable
Long-term Performance

Non-Interest Expense

($ in millions)



$1,093
$1,004
$1,069
58.5%
57.6%
59.3%
3Q23
2Q24
3Q24
Non-interest expense
Efficiency ratio

Adj. Non-Interest Expense[1]

($ in millions)



$1,089
$53
$1,032
$1,069
58.2%
57.6%
56.9%
3Q23
2Q24
3Q24
Adjusted non-interest expense(1)
Incremental operational losses
Adjusted efficiency ratio(1)

Adj. Non-Interest Expense[1][2]

($ in millions)



3.3% CAGR
$3,387
$3,419
$3,434
$3,443
$3,541
$3,698
$3,886
$4,262
$135
2016
2017
2018
2019
2020
2021
2022
2023
Adjusted non-interest expense (1)
Incremental operational losses
Include expenses associated with acquisitions (3)

QoQ Highlights & Outlook

- NIE increased ~6% on a reported basis as 3Q adjusted items offset, but 2Q included a $37M contingent reserve release related to a prior acquisition which did not repeat; NIE increased ~4% on an adjusted basis[1] driven primarily by higher salaries & benefits
- Salaries & benefits increased ~6% driven by 1 additional day in the quarter, increased performance-based incentives and impact of HR related asset valuations
- Recognized $14M of expense associated with Visa's ongoing litigation escrow related to Visa class B shares in 3Q
- Committed to prudent expense management, focusing on largest categories - S&B, occupancy and vendor spend
- Expect full-year 2024 adjusted NIE to be ~$4.25B; Expect full-year 2024 operational losses to be ~100M[4]

(1) Non-GAAP; see appendix for reconciliation. (2) Excluding incremental operational losses in 2023, CAGR would be 2.9%. (3) 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and ClearSight Advisors. (4) Included in 2024 FY adjusted NIE guidance.

REGIONS | 7

8 • 3Q annualized NCOs totaled 48 bps, increasing 6 bps on a reported basis driven by a large information credit and one office credit, which were fully reserved for • 3Q ACL increased 1 bp reflecting some deterioration in economic forecast and modest net risk rating downgrades, offset by reductions in qualitative adjustments and decreases in specific reserve borrowers due to charge-offs; Shared National Credit Exam results have also been incorporated ◦ ACL on Office Portfolio increased to 6.8%; Remain confident about composition of Office Portfolio • Expect full-year 2024 NCOs to be towards the upper end of 40-50 bps range attributable to a few large credits within previously identified portfolios of interest Asset Quality Customers remain healthy - Credit Metrics stabilizing $1,677 $1,732 $1,728 1.70% 1.78% 1.79% 261% 204% 210% ACL ACL/Loans ACL/NPLs 3Q23 2Q24 3Q24 $101 $101 $117 0.40% 0.42% 0.48% Net Charge-Offs Net Charge-Offs Ratio 3Q23 2Q24 3Q24 $642 $847 $821 0.65% 0.87% 0.85% NPLs - excluding LHFS NPL/Loans 3Q23 2Q24 3Q24 (1) $ in Millions. Net Charge-Offs(1) Allowance for Credit Losses (ACL)(1) Non-Performing Loans (NPLs)(1) QoQ Highlights & Outlook

Capital and Liquidity

GENERATING Consistent Sustainable Long-term Performance

Tier 1 Capital Ratio(1)


11.6%
11.7%
11.9%
3Q23
2Q24
3Q24

Common Equity Tier 1 Ratio(1)


10.3%
10.4%
10.6%
3Q23
2Q24
3Q24

Total Liquidity Sources

Position ($B) as of	2Q24	3Q24
Cash at the Federal Reserve[2]	$ 5.6	$ 7.8
Unencumbered Investment Securities[3]	22.3	25.2
Federal Home Loan Bank Availability	9.4	8.3
Discount Window Availability	19.5	20.9
Total	$ 56.8	$ 62.2

QoQ Highlights & Outlook

- Declared 3Q common dividends of $229M and executed $101M in share repurchases
- Anticipate continuing to manage CET1 consistent with current levels over the near term
- Tangible common book value per share[4] of $12.26, a 15.6% increase QoQ and a 33.8% increase YoY
- Issued $500M of Series F non-cumulative perpetual preferred stock on 7/29/24; used proceeds to redeem $500M of Series B preferred stock on 9/16/24
- Total Liquidity Sources well above required levels as informed by internal liquidity stress testing. Fed cash likely to remain relatively stable at these levels.
- Including capacity at the discount window, liquidity to uninsured deposits ratio is ~180%[5]

(1) Current quarter ratios are estimated. (2) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (3) Unencumbered Investment Securities comprise securities that are eligible as collateral for secured transactions through market channels or are eligible to be pledged to the Federal Home Loan Bank, the Federal Reserve Discount Window, or the Standing Repo Facility. (4) Non-GAAP; see appendix for reconciliation. (5) This ratio excludes intercompany and secured deposits.

REGIONS | 9

CET1 Under Basel III Endgame

GENERATING **Consistent Sustainable Long-term Performance**

Basel III Endgame Update

- Basel III Endgame has yet to be finalized but expect AOCI to be included in Regulatory Capital
- Reduction in interest rates along with actively managing the AFS securities duration in the mid-4 years drove meaningful improvement in AOCI
  - CET1 adjusted to include AOCI at 9/30 improved 90 bps to an estimated 9.1%[2]
  - ***Assuming stable rates, could achieve 9.25 - 9.75% Operating Range in 1-2 quarters; Creates meaningful flexibility***

Volatility Management

- ***Reclassified ~$2.5B of Available-for-Sale securities into Held-to-Maturity*** late in the quarter to reduce volatility
- Over time, we will consider additional action to further manage AOCI volatility:
  - Held-to-Maturity
  - Derivative Hedging
  - Asset Selection

Common Equity Tier 1



10.3%
10.3%
10.4%
10.6%
Operating Range | 9.25% - 9.75%
8.3%
8.2%
8.2%
9.1%
4Q23
1Q24
2Q24
3Q24
Reported CET1 Ratio(1)
Adjusted CET1 Inclusive of AOCI(2)
Operating Range

(1) Current quarter ratio is estimated. (2) Non-GAAP; see appendix for reconciliation.

REGIONS | 10

2024 Expectations

GENERATING **Consistent Sustainable Long-term Performance**

FY 2024 Expectations	
Net Interest Income (vs. 2023 of $5,320)[3]	~$4.8B
Adjusted Non-Interest Income (vs. adjusted 2023 of $2,259)[1][2]	$2.45-$2.5B
Adjusted Non-Interest Expense (vs. adjusted 2023 of $4,262)[1][2]	~$4.25B
Average Loans (vs. 2023 of $98,239)	stable to down modestly
Average Deposits (vs. 2023 of $126,543)	stable to down modestly
Net Charge-Offs / Average Loans	40-50 bps (expect to be toward the upper end)
Effective Tax Rate	~20%

Expectations for 4Q24 & Beyond[3]

- NII to grow going forward, with asset turnover at elevated rate levels being the primary driver
  - 4Q24 NII expected to grow modestly vs 3Q24
- 2024 NIM expected to be low 3.50%'s
- Expect 4Q Capital Markets to be ~$80-$90M
- Anticipate continuing to manage CET1 consistent with current levels over the near term

(1) Non-GAAP, see appendix for reconciliation. (2) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or in previous filings with the SEC. (3) Expectations assume stable or lower short-term interest rates; flat long-term rates at 09/30/2024 levels.

REGIONS | 11

Appendix

13 Selected Items Impact Third Quarter 2024 Highlights (1) Non-GAAP, see appendix for reconciliation. (2) Based on income taxes at an approximate 25% incremental rate. (3) 3Q24 amount includes $15M of Series B preferred stock issuance costs, which reduced net income available to common shareholders when the shares were redeemed. ($ amounts in millions, except per share data) 3Q24 QoQ Change YoY Change Net interest income $ 1,218 2.7% (5.7)% Provision for (benefit from) credit losses 113 10.8% (22.1)% Non-interest income 572 5.0% 1.1% Non-interest expense 1,069 6.5% (2.2)% Income before income taxes 608 (2.7)% (1.8)% Income tax expense 118 (4.8)% (8.5)% Net income 490 (2.2)% —% Preferred dividends 44 83.3% 76.0% Net income available to common shareholders $ 446 (6.5)% (4.1)% Diluted EPS $ 0.49 (5.8)% —% Summary of Third Quarter Results (amounts in millions, except per share data) 3Q24 Pre-tax adjusted items(1): Securities gains (losses), net $ (78) FDIC insurance special assesment 4 Salary and employee benefits—severance charges (3) Professional, legal and regulatory expenses (1) Total pre-tax adjusted items(1) $ (78) After-tax preferred stock redemption expense(3) $ (15) Diluted EPS impact(2) $ (0.08)

Growth in Digital

GENERATING
Consistent Sustainable
Long-term Performance

Digital Usage

Mobile Banking Active Users *(Millions)*[1]



+9%
2.39
2.55
2.61
3Q22
3Q23
3Q24

Mobile Banking Log-Ins *(Millions)*



+22%
156
180
190
3Q22
3Q23
3Q24

Customer Transactions[2][3]



Non-Digital
Digital
29%
71%
26%
74%
25%
75%
3Q22
3Q23
3Q24

Sales & Transactions

Consumer Checking Sales by Channel[4]



2%
75%
23%
2%
66%
32%
1%
79%
20%
3Q22
3Q23
3Q24
Digital
Branch
Contact Center

Digital Credit Card Sales *(Accounts in Thousands)*[5]



+101%
2.4
5.1
4.8
3Q22
3Q23
3Q24

Deposit Transactions by Channel



45.8%
32.5%
21.7%
44.8%
32.3%
22.9%
44.5%
31.6%
23.9%
3Q22
3Q23
3Q24
Branch
Mobile
ATM

Zelle Transactions (Millions)



+49%
3.20
4.14
4.78
3Q22
3Q23
3Q24

Customer Satisfaction

Mobile App



Regions
GET
Ratings & Reviews
See All
4.8
out of 5
Tap to Rate:

Average 4.8 out of 5 rating from iOS app store users

Online Banking[6]

#1 in Customer Satisfaction for Regional Bank Online Experiences for four of the past five years



J.D. POWER
REGIONS BANK

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Includes cross-channel sales capabilities through digital banker dashboard applications. Additional fraud controls in digital channels placed in 4Q23. (5) Includes digital and pre-approved credit card accounts opened. (6) J.D. Power 2024 U.S. Banking Online Satisfaction Study; among banks with $70B to $200B in deposits, which measures customer satisfaction with financial institutions' website experience for banking account management. Visit jdpower.com/awards for more details.

REGIONS | 14

Investments in Our Businesses

Investments in talent, technology and strategic acquisitions continue to pay off

GENERATING **Consistent Sustainable Long-term Performance**

Corporate

- Real Estate Capital Markets small balance originations increased in 3Q24 **contributing to another strong quarter**
- Clearsight & BlackArch acquisitions 3Q24 revenue significantly increased vs 2Q24 with a **robust pipeline** entering 4Q24
- Ascentium Capital portfolio has grown 35% since acquisition; contributing to growth are transactions originated through **cross-marketing relationships** with the Commercial Bank & Branch network
- Recently launched new cash management client tools **CashFlowIQ** and **CashFlow Advisor** delivering digital cash capabilities to small- and mid-size businesses
- **Commitment to continuous innovation & cashflow centric conversations** contributed to a 5% increase[(1)] in relationships with Treasury Management Solutions

Consumer

- **1st** in **VISA Power Score** for **42 consecutive** quarters on Debit
- **Mobile app** improvements: Digital wallet, Zelle enhancements for consumer and business customers; 3Q24 mobile users increased **3%** YoY
- Developing omni-channel servicing capabilities with **Customer Engagement Platform**
- **Recruiting Mortgage Producers** in key growth markets
- Launched **financial education workshops** on campuses near Regions branches
- Introduced **Nashville Predators branded cards** offering unique benefits for Predators fans
- Continue to **grow primary consumer checking relationships** & deepen customer relationships
- Raising the bar on industry leading **Customer Satisfaction**

Wealth

- **Record** 3Q24 NIR, **up 14%** vs 3Q23
- Relationship growth of **8.7%**[(2)]
- Client Satisfaction, **4.74/5** for Institutional Services
- Engaged select clients for feedback as part of **Mobile NEXT initiative** to enhance mobile banking offerings to align with Wealth client needs
- Redesigned pages on Regions.com, improving user experience, nurture leads awareness, e.g. **Wealth Management for Women**
- **Protecting our clients** through fraud education, including in-person events and webinars
- Data insights and our advanced CRM platform, have fueled leads for Financial Advisors, driving **deeper customer engagement and increased revenue**

(1) Represents increase from August '23 to August '24. (2) Total Wealth Management Relationships as of August '23 from August '24.

REGIONS | 15

NII Positioning for Falling Rates

"Neutral" interest rate risk position; NII performance will depend mostly on deposit dynamics

GENERATING **Consistent Sustainable Long-term Performance**

NII Sensitivity to Interest Rates

Through hedging, managed NII sensitivity to be mostly neutral to changes in interest rates late in the cycle

- *Sensitivity to short-term rates*: Given mostly neutral position, more or less fed funds cuts will not be a material driver of NII variability
- **Key Assumption: Deposit Costs/Beta** Need mid-30%s falling rate interest-bearing deposit beta to fully protect NII from fed funds cuts; potential to outperform over longer horizon assuming falling-rate deposit beta more consistent with that observed during rising rate cycle
- *Sensitivity to middle/long-term rates*: Remain modestly asset sensitive due to $12-14B in fixed rate loan production & securities reinvestment per year

Interest-bearing Deposit Yields[1]


6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
—%
Outperformed in rising rate cycle; have lowered deposit rates since Sept FOMC cut
5.43%
5.00%
2.34%
2.20%
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24 (avg)
3Q24 (end)
Fed Funds
Peer Median
RF IB Deposit Cost

Floating Rate Balance Sheet Exposure[2]


Adds Floating Rate Exposure
Reduces Floating Rate Exposure
$49
$7
$(19)
$(4)
$(30)
$3
Loans
Cash
Cash Flow Hedges
Debt (incl. Hedges)
IB Deposits x 35% Beta
Residual Exposure

Hedges and deposit pricing (35% beta) offset contractual floating interest rate exposure

(1) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.
(2) 4Q24 expected balance sheet; Exposure in $ billions

REGIONS | 16

Hedging Strategy Update

Creates mostly "neutral" interest rate risk position with well-protected margin

GENERATING
Consistent Sustainable Long-term Performance

Cash Flow Hedge Notional[1]

(Quarterly Avg) (Annual Avg)


Swaps
Collars

as of 9/30/2024	3Q24	4Q24	1Q25	2Q25	2024	2025	2026	2027	2028	2029	2030
Swap Notional - 2Q24	**$19.6B**	**$19.0B**	**$19.6B**	**$18.4B**	**$19.9B**	**$19.0B**	**$16.9B**	**$14.2B**	**$9.1B**	**$3.6B**	**$3.0B**
3Q24 Swap Changes	-	-	-	-	-	-	+$0.3B	+$0.5B	+$0.9B	+$1.3B	+$1.3B
Swap Notional - 3Q24	**$19.6B**	**$19.0B**	**$19.6B**	**$18.4B**	**$19.9B**	**$19.0B**	**$17.2B**	**$14.7B**	**$10.0B**	**$4.9B**	**$4.3B**
Swap Receive Rate[1]		**2.85%**	**2.85%**	**2.91%**	**2.86%**	**2.92%**	**2.95%**	**3.03%**	**3.18%**	**3.49%**	**3.50%**
Collar Notional[2]	**$1.5B**	**$1.5B**	**$2.0B**	**$2.0B**	**$1.0B**	**$2.0B**	**$2.0B**	**$2.0B**	**$1.0B**	**$0.0B**	**$0.0B**

3Q24 Activity

Cash Flow Hedging - Hedges in place provide a well protected sensitivity profile in the near-term. Focused on adding protection in outer years

- Added $1.25B in forward-starting receive-fixed swaps (3.22%)

Fair Value Hedging

- Added $1.20B in pay-fixed swaps (4.85%) maturing in 2024

Fair Value Swaps[1]

	Notional	Fixed Rate	Maturity
AFS Securities[3]	$1.8B	4.8%	0.6 years
Debt[3] [4]	$1.4B	0.6%	2.0 years

(1) Floating rate leg of swaps vs overnight SOFR. (2) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. (3) Fair value hedges on securities pay fixed; fair value hedges on debt receive fixed. (4) Excludes forward-starting fair value swaps on Q2 & Q3 2024 debt issuances.

REGIONS | 17

18 • Portfolio constructed to protect against changes in market rates ◦ AFS+HTM duration of ~4.7 years as of 9/30/2024; provides offset to long- duration deposit book ◦ ~27% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs) ◦ MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations • 97% US Government or Agency guaranteed ◦ ~$700M high quality, investment grade corporate bond portfolio is short-dated (<2.0 year duration) and well diversified across sectors and issuers ◦ The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties • 91% classified as Available-for-Sale; 9% classified as Held-to-Maturity • Transferred $2.5B of AFS securities into HTM • Sold ~$1.3B of AFS securities, realizing $75M(3) in pre-tax losses ◦ Proceeds were reinvested at higher current market yields; +2.6% above sales (~2.7yr payback) ◦ The portfolio mix, duration, and liquidity profile were largely unchanged (extended portfolio duration 0.2yrs) • Grew securities balance by roughly $1B in order to provide an economic balance sheet hedge and reduce the cost of September debt issuance • Reinvestment of paydowns/maturities was accretive to portfolio yield by ~1.6% (excludes reinvestment of sales proceeds and portfolio growth) (1) Includes AFS securities, the $1.4B unrealized AFS loss, and HTM securities as of 9/30/2024 (2)Estimated, current portfolio, market forward interest rates, and Risk Weighted Assets as of 9/30/2024. (3) Excludes $3M securities loss taken in HR related account Agency/UST 8% Agency MBS 73% Agency CMBS 17% Corporate Bonds 2% Securities Portfolio Provides downside rate protection/liquidity Securities Portfolio Composition(1) $31.5B Securities AOCI Burn Down and Impact to CET1(2) AO CI L os s ( $M ) Cum ulative CET1 Im pact $1,374 $1,316 $1,086 $874 0.05% 0.23% 0.40% AFS HTM Est. CET1 Impact 09/30/24 YE 2024 YE 2025 YE 2026 $— $250 $500 $750 $1,000 $1,250 —% 0.50% 3Q24 Activity

Securities Portfolio - Repositioning

Provides efficient use of capital/downside rate protection

GENERATING
Consistent Sustainable
Long-term Performance

Multiple, distinct securities repositioning strategies occurred since the start of 2024

- Sold mostly shorter-duration agency CMBS
  - Replaced with residential agency MBS with favorable prepayment protection/profiles and higher market yields
  - Maintained 4.7yr duration on naturally shortening portfolio
    - YE 2024 duration would have been <4.2yrs excluding repositioning and portfolio growth

Rationale for Securities Repositioning

Efficient Capital Use

- Superior returns vs alternatives (including share repurchases)
- Capital neutral w/ full AOCI look through

Portfolio Management

- Provides flexibility for relative value decision making
- Replace short-duration bonds that provide little falling rate protection

Favorable Market

- High absolute market rates and a steepening yield curve enhance attractiveness

Repositioning Summary

Execution	$ Sold	Losses Realized	Purchase Yield - Sales Yield	Payback Period (1)	Duration Extension(2)
Q1 2024	$1.3B	$50M	1.9%	2.1yrs	0.15yrs
Q2 2024	$980M	$50M	2.4%	2.6yrs	0.07yrs
Q3 2024	$1.3B	$75M	2.6%	2.7yrs	0.18yrs
Total	**$3.62B**	**$175M**	**2.3%**	**2.5yrs**	**0.40yrs**

Annual NII Impact (1)

($ in Millions)



$42
$70
$60
2024
2025
2026
Q1
Q2
Q3

(1) NII estimate and payback assumptions use Market Forwards as of trade completion dates.
(2) Point in time impact; portfolio duration is naturally shortening and repositioning provides offset.

REGIONS | 19

20 4Q24 Projected Preferred Stock Expense Regions Preferred Par Value 3Q24A 4Q24E Series B $500.0 $23.0 $— Series C $500.0 $7.1 $7.1 Series D $350.0 $5.0 $5.0 Series E $400.0 $4.5 $4.5 Series F $500.0 $4.4 $8.7 Total $44.0 $25.3 • Series B shares were redeemed on 9/16/24 at Par; Upon redemption, $15M of related issuance costs was recorded as a reduction to net income available to common shareholders through preferred expense • The 3Q dividend for Series F which settled on 7/29/24, reflects a partial dividend payment period. The 4Q dividend reflects the expected quarterly run-rate

21 0.85% —% 0.50% 1.00% 1.50% 2.00% 2.50% 0.48% —% 0.50% 1.00% 1.50% 2.00% Historical Credit Profile Non-Performing Loans Total Net Charge-Offs 1Q20 3Q24 4Q221Q20 4Q22 3Q24 • Non-Accrual and loss rate levels are reverting to historical pre-pandemic ranges as expected Average Pre-Pandemic 0.46% Average Pandemic 0.35% Average Pre-Pandemic 1.07% Average Pandemic 0.64% 1Q13 1Q13

Portfolios of Interest

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	Office	Multi-Family	Senior Housing[2]	Trucking
Commitments (CMT) $	$1,653	$6,701	$1,291	$1,862
Balances $	$1,555	$4,243	$1,126	$1,418
% of Total Loans	1.6%	4.4%	1.2%	1.5%
Non-Performing Loans (NPL) $	$225	$0	$62	$61
NPL / Portfolio Loans	14.5%	—%	5.5%	4.3%
NPL Paying Current	33.9%	—%	60.1%	59.4%
Charge-off $	$9	$0	$8	$24
Charge-off / Loans	0.7%	—%	0.9%	2.2%
ACL / Loans	6.8%	1.8%	3.4%	4.4%
Commitment Reduction from Peak[3]	(50)%	(8)%	(18)%	(14)%

Key Portfolio Actions Taken

- Regions continues to closely monitor and manage the higher risk and most rate sensitive parts of the portfolio
- Recent and potential future rate cuts should ease pressure on borrowers across the portfolio
- Enhanced quarterly credit servicing of these portfolios continues to occur with active portfolio management and dynamic rating determinations
- No new loan originations are being contemplated in the Office portfolio
- Limited new client activity in the senior housing sector for several years as the portfolio has recovered from lows of 2020-2021
- Continued focus on credit risk management of existing Trucking portfolio; maintaining proactive client outreach

(1) $ in Millions. Loan commitments and outstanding balances are as of September 30, 2024. Charge-off data reflects results for the 9 months ended September 30, 2024, annualized, based on average balances. (2) Senior Housing represents the CRE portfolio and excludes ~$135M in non-real estate commercial loans in the Senior Housing sector. (3) Represents current reduction in commitments from peak exposure between 03/31/2021 and 09/30/2024.

REGIONS | 22

Commercial Real Estate

(Outstanding balances as of September 30, 2024)

GENERATING **Consistent Sustainable Long-term Performance**

Highly Diversified Portfolio

(IRE including Unsecured CRE)



Other 1.7%
Hotel 5.2%
Healthcare 7.6%
Res. Homebuilders 7.5%
Retail 8.9%
Residential Land 0.4%
Apartments 27.5%
$15.4B
Office 10.1%
Data Center 2.6%
Self Storage 1.8%
Commercial Land 0.1%
Industrial 14.5%
Diversified 12.1%

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 61% of REIT outstanding balances are investment grade or mapped to an IG risk rating, which provides loss insulation to the overall portfolio
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Total IRE (incl unsec. CRE) to Risk Based Capital[2]: 108% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 20% are well below supervisory limits (300%/100%)

Yearly Loan Maturities



$3,000
$2,000
$1,000
$—
2%
10%
28%
28%
21%
7%
4%
Matured
2024
2025
2026
2027
2028
>5years
Multi-Family
Office
Other Real Estate
Total Real Estate

REITs within Total:



Data Center 6%
Diversified 18%
Apartments 5%
Office 4%
Hotel 12%
$5.0B
Retail 21%
Self Storage 5%
Other 3%
Industrial 26%

		$ in billions	% of Total Loans
Unsecured CRE *(incl. REITS)*	$	6.6	6.8 %
IRE	$	8.8	9.1 %
Total[1]	**$**	**15.4**	**15.9 %**

(1) Excludes $5.2B of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 06/30/2024 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS | 23

CRE- Office Portfolio

(Outstanding balances as of September 30, 2024)

GENERATING **Consistent Sustainable Long-term Performance**

Key Portfolio Metrics[1]	
Balances $	$1,555
% of Total Loans	1.6%
NPL	$225
NPL / Loans	14.5%
Charge-offs	$9
Charge-offs / Loans	0.7%
ACL	$105
ACL / Loans	6.8%

Investor Real Estate Office Portfolio Overview[4]



7%
93%
39%
61%
24%
76%
Class A
Class B
Multi-Tenant
Single Tenant
Suburban
Urban

ACL Rates		
Single Tenant	Multi Tenant	Miscellaneous[5]
3.1%	10.3%	2.2%

Ongoing Portfolio Surveillance

- Business Offices secured = 90% / unsecured = 10%
- WA LTV 66% (based on appraisal at origination or most recent received); Stressed WA LTV 88% using GreenStreet[2]
- 62% of secured outstanding IRE balances are located in the South of which 91% is Class A
- Investment Grade tenants make up ~80% of Single Tenant IRE balances
- For Office loans maturing in the next 12 months, properties are 83% leased on average (82% occupied)
- $774M or 50% of total Office balances will mature in the next 12 months[3]
- Rents have reduced slightly or remain flat from pre-COVID levels while capital costs (i.e., tenant improvements) and rent concessions are high, contributing to a substantial decline in net effective rents

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 09/30/2024 results except for charge-offs, which reflects results for the 9 months ended September 30, 2024, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. (2) Stressed LTV based on GreenStreet's Commercial Property Price Index as of October 4, 2024; applied the "Recent Peak" discount to properties where the latest appraisal is >1 year (37% discount); applied the "Past 12 Months" discount to properties where an appraisal occurred within the last year (8% discount). (3) Includes matured balances. (4) Class A/B designation as of 6/30/2024; Multi/Single Tenant and Suburban/Urban as of 9/30/2024 (5) Comprised of REITs and business banking borrowers.

REGIONS | 24

25 Transportation - Trucking (Outstanding balances as of September 30, 2024) (1) $ in Millions. Metrics represent 09/30/2024 results except for charge-offs, which reflects results for the 9 months ended September 30, 2024, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. Metrics are inclusive of the Ascentium portfolio. Key Portfolio Metrics(1) Balances $ $1,418 % of Total Loans 1.5% NPL $61 NPL / Loans 4.3% Charge-offs $24 Charge-offs / Loans 2.2% ACL $62 ACL / Loans 4.4% • Trucking companies have been working through the most prolonged downturn in the U.S. domestic freight market since 2016 • Recent measures of freight demand have been mostly positive compared to prior results • Depressed spot rates continue to put pressure on smaller carriers and force exits from industry participants which should help align capacity with demand over time; larger established carriers have navigated the downturn with resilience given their lower reliance on the spot market • Fuel price declines provided some relief to the industry recently but this trend may reverse with turmoil in the Middle East • Our strategy is primarily centered around larger, existing clients and slowing originations of smaller trucking deals at this point in the cycle Ongoing Portfolio Surveillance

26 Consumer Lending Portfolio • Avg. origination FICO 757 • Current LTV 52% • 98% owner occupied • 3Q24 QTD NCO (0.01%) • Avg. origination FICO 774 • Current LTV 35% • 61% of portfolio is 1st lien • Avg. loan size $34,600 • $60M to convert to amortizing or balloon during 2024 • 3Q24 QTD NCO (0.05%) • Avg. origination FICO 777 • Avg. new loan $17,143 • 3Q24 Yield 7.82% • 3Q24 QTD NCO 1.59% • Avg. origination FICO 781 • Avg. new line $7,904 • 3Q24 Yield 14.82% • 3Q24 QTD NCO 3.84% 4% 4% 4% 4% 11% 6% 8% 16% 10% 82% 67% 78% 2% 2% 2% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 09/30/2024. Consumer R/E secured balances comprise 77% of the Consumer portfolio while Consumer non-R/E balances comprise 23% of the Consumer portfolio. (2) Regions' Home Improvement Financing was formerly known as EnerBank. Residential Mortgage Consumer Credit Card Home Equity Home Improvement Financing(2)

27 $1,732 $(26) $16 $6 $1,728 Allowance for Credit Losses 09/30/2024 • 3Q allowance essentially flat compared to the prior quarter, resulting in a $113M provision expense • A consistent ACL resulted from: ◦ Decreases in Specific Reserve borrowers due to charge-offs offset by increases due to risk rating downgrades as a result of the Regulatory Shared National Credit Exam ◦ Some deterioration in the economic forecast and small reductions in qualitative adjustments ($ in millions) 06/30/2024 Portfolio Changes Economic/ Qualitative Changes Specific Reserve Changes QoQ Highlights

28 Pre-R&S period 3Q2024 4Q2024 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 3Q2026 Real GDP, annualized % change 1.8% 1.9% 2.0% 1.8% 2.1% 2.3% 2.2% 2.1% 1.9 % Unemployment rate 4.2% 4.2% 4.3% 4.3% 4.4% 4.4% 4.3% 4.3% 4.2 % HPI, year-over-year % change 3.4% 2.7% 2.5% 2.5% 2.4% 2.5% 2.5% 2.5% 2.6 % CPI, year-over-year % change 2.6% 2.4% 2.1% 2.0% 2.4% 2.5% 2.5% 2.4% 2.4 % Base R&S Economic Outlook (As of September 2024) • A single, base economic forecast represents Regions’ internal outlook for the economy over the reasonable & supportable forecast period • Economic uncertainty is accounted for through qualitative adjustments to our modeled results • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments • Final qualitative adjustments included consideration of the allowance's sensitivity to economic uncertainties that reflected a 15-20% increase in the unemployment rate

29 As of 9/30/2024 Day 1 Ratios (in millions) Loan Balance ACL ACL/Loans Actual Proforma C&I $46,900 $567 1.21 % CRE-OO mortgage 4,873 109 2.24 % CRE-OO construction 341 10 2.93 % Total commercial $52,114 $686 1.32% 1.33% 1.32 % IRE mortgage 6,562 198 3.01 % IRE construction 2,250 43 1.90 % Total IRE $8,812 $241 2.73% 1.06% 1.06 % Residential first mortgage 20,125 104 0.52 % Home equity lines 3,130 80 2.57 % Home equity loans 2,404 26 1.07 % Consumer credit card 1,372 138 10.03 % Other consumer 925 74 7.98 % Total consumer $27,956 $422 1.51% 1.73% 1.41 % Sold/Acquired Portfolios(1) $7,907 $379 4.81% 5.92% 4.81 % Total $96,789 $1,728 1.79% 1.71% 1.61 % Allowance Allocation Regions "Day 1" CECL ACL ratio on 1/1/2020 was 1.71%. The company has executed a number of de-risking strategies that have improved the overall loan portfolio. Taking the 3Q24 loan portfolio and applying the "Day 1" ACL rates would produce a proforma Day 1 ACL ratio of 1.61%. (1) Sold portfolios since Day 1 CECL include SoFi, GreenSky and Auto. Acquired portfolios include Ascentium and EnerBank.

30 Management uses computations of earnings and certain other financial measures, which exclude certain adjustments that are included in the financial results presented in accordance with GAAP, to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Net loan charge-offs (GAAP) are presented excluding adjustments to arrive at adjusted net loan-charge offs (non-GAAP). Adjusted net loan charge-offs as a percentage of average loans (non-GAAP) are calculated as adjusted net loan charge-offs (non-GAAP) divided by average loans (GAAP) and annualized. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common shareholders’ equity, tangible common book value per share, and return on average tangible common shareholders' equity (ROATCE) ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity, tangible common book value per share, and ROATCE are not formally defined by GAAP or prescribed in any amount by federal banking regulations they are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Adjustments to shareholders' equity include intangible assets and related deferred taxes and preferred stock. Additionally, adjustments to ROATCE include accumulated other comprehensive income. The Company also presents accumulated other comprehensive excluding adjustments to arrive at adjusted accumulated other comprehensive income (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. CET1 is a capital adequacy measure established by federal banking regulators under the Basel III framework. Banking institutions that meet requirements under the regulations are required to maintain certain minimum capital requirements, including a minimum CET1 ratio. This measure is utilized by analysts and banking regulators to assess Regions’ capital adequacy. Under the framework, Regions elected to remove the effects of AOCI in the calculation of CET1. Adjustments to the calculation prescribed in federal banking regulations are considered to be non-GAAP financial measures. Adjustments to CET1 include certain portions of AOCI to arrive at CET1 inclusive of AOCI (non-GAAP), which is a potential impact under recent proposed rulemaking standards. Since analysts and banking regulators may assess Regions’ capital adequacy using proposed rulemaking standards, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP Information

31 Non-GAAP Reconciliation Adjusted Net Charge-Offs and Ratio For the Quarter Ended ($ amounts in millions) 9/30/2024 6/30/2024 3/31/2024 12/31/2023 9/30/2023 Net loan charge-offs (GAAP) $ 117 $ 101 $ 121 $ 132 $ 101 Less: charge-offs associated with the sale of loans — — — 35 — Adjusted net loan charge-offs (non-GAAP) $ 117 $ 101 $ 121 $ 97 $ 101 Net loan charge-offs as a % of average loans, annualized (GAAP) 0.48% 0.42% 0.50% 0.54% 0.40 % Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) 0.48% 0.42% 0.50% 0.39% 0.40%

Non-GAAP Reconciliation

Pre-Tax Pre-Provision Income (PPI)

GENERATING
Consistent Sustainable Long-term Performance

($ amounts in millions)	Quarter Ended 9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	3Q24 vs. 2Q24		3Q24 vs. 3Q23	
Net income available to common shareholders (GAAP)	**$ 446**	$ 477	$ 343	$ 367	$ 465	$ (31)	(6.5)%	$ (19)	(4.1)%
Preferred dividends and other (GAAP)	**44**	24	25	24	25	20	83.3 %	19	76.0 %
Income tax expense (GAAP)	**118**	124	96	80	129	(6)	(4.8)%	(11)	(8.5)%
Income before income taxes (GAAP)	**608**	625	464	471	619	(17)	(2.7)%	(11)	(1.8)%
Provision for credit losses (GAAP)	**113**	102	152	155	145	11	10.8 %	(32)	(22.1)%
Pre-tax pre-provision income (non-GAAP)	**721**	727	616	626	764	(6)	(0.8)%	(43)	(5.6)%
Other adjustments:									
Securities (gains) losses, net	**78**	50	50	2	1	28	56.0 %	77	NM
Leveraged lease termination gains, net	**—**	—	—	(1)	—	—	NM	—	NM
FDIC insurance special assessment	**(4)**	4	18	119	—	(8)	(200.0)%	(4)	NM
Salaries and employee benefits—severance charges	**3**	4	13	28	3	(1)	(25.0)%	—	— %
Branch consolidation, property and equipment charges	**—**	1	1	3	1	(1)	(100.0)%	(1)	(100.0)%
Early extinguishment of debt	**—**	—	—	(4)	—	—	NM	—	NM
Other miscellaneous expenses	**—**	(37)	—	—	—	37	100.0 %	—	NM
Professional, legal and regulatory expenses	**1**	—	2	1	—	1	NM	1	NM
Total other adjustments	**78**	22	84	148	5	56	254.5 %	73	NM
Adjusted pre-tax pre-provision income (non-GAAP)	**$ 799**	$ 749	$ 700	$ 774	$ 769	$ 50	6.7 %	$ 30	3.9 %

NM - Not Meaningful

REGIONS | 32

Non-GAAP Reconciliation

NII, Non-Interest Income/Expense, and Efficiency Ratio

GENERATING **Consistent Sustainable Long-term Performance**

($ amounts in millions)		Quarter Ended 9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	3Q24 vs. 2Q24		3Q24 vs. 3Q23	
Non-interest expense (GAAP)	A	**$ 1,069**	$ 1,004	$ 1,131	$ 1,185	$ 1,093	$ 65	6.5 %	$ (24)	(2.2)%
Adjustments:										
FDIC insurance special assessment		**4**	(4)	(18)	(119)	—	8	200.0 %	4	NM
Branch consolidation, property and equipment charges		**—**	(1)	(1)	(3)	(1)	1	100.0 %	1	100.0 %
Salary and employee benefits—severance charges		**(3)**	(4)	(13)	(28)	(3)	1	25.0 %	—	— %
Early extinguishment of debt		**—**	—	—	4	—	—	NM	—	NM
Professional, legal and regulatory expenses		**(1)**	—	(2)	(1)	—	(1)	NM	(1)	NM
Other miscellaneous expenses		**—**	37	—	—	—	(37)	(100.0)%	—	NM
Adjusted non-interest expense (non-GAAP)	B	**$ 1,069**	$ 1,032	$ 1,097	$ 1,038	$ 1,089	$ 37	3.6 %	$ (20)	(1.8)%
Net interest income (GAAP)	C	**$ 1,218**	$ 1,186	$ 1,184	$ 1,231	$ 1,291	$ 32	2.7 %	$ (73)	(5.7)%
Taxable-equivalent adjustment		**12**	12	13	13	13	—	— %	(1)	(7.7)%
Net interest income, taxable-equivalent basis	D	**$ 1,230**	$ 1,198	$ 1,197	$ 1,244	$ 1,304	$ 32	2.7 %	$ (74)	(5.7)%
Non-interest income (GAAP)	E	**572**	545	563	580	566	27	5.0 %	6	1.1 %
Adjustments:										
Securities (gains) losses, net		**78**	50	50	2	1	28	56.0 %	77	NM
Leveraged lease termination gains		**—**	—	—	(1)	—	—	NM	—	NM
Adjusted non-interest income (non-GAAP)	F	**$ 650**	$ 595	$ 613	$ 581	$ 567	55	9.2 %	$ 83	14.6 %
Total revenue	C+E=G	**$ 1,790**	$ 1,731	$ 1,747	$ 1,811	$ 1,857	$ 59	3.4 %	$ (67)	(3.6)%
Adjusted total revenue (non-GAAP)	C+F=H	**$ 1,868**	$ 1,781	$ 1,797	$ 1,812	$ 1,858	$ 87	4.9 %	$ 10	0.5 %
Total revenue, taxable-equivalent basis	D+E=I	**$ 1,802**	$ 1,743	$ 1,760	$ 1,824	$ 1,870	$ 59	3.4 %	$ (68)	(3.6)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	**$ 1,880**	$ 1,793	$ 1,810	$ 1,825	$ 1,871	$ 87	4.9 %	$ 9	0.5 %
Efficiency ratio (GAAP)	A/I	**59.3 %**	57.6 %	64.3 %	65.0 %	58.5 %				
Adjusted efficiency ratio (non-GAAP)	B/J	**56.9 %**	57.6 %	60.6 %	56.9 %	58.2 %				
Fee income ratio (GAAP)	E/I	**31.7 %**	31.3 %	32.0 %	31.8 %	30.3 %				
Adjusted fee income ratio (non-GAAP)	F/J	**34.6 %**	33.2 %	33.9 %	31.8 %	30.3 %				

NM - Not Meaningful

REGIONS | 33

34 Non-GAAP Reconciliation Non-Interest Expense Twelve Months Ended December 31 ($ amounts in millions) 2023 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,416 $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: FDIC insurance special assessment (119) — — — — — — — Contribution to Regions Financial Corporation foundation — — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (1) (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges (7) (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — — (4) — — Early extinguishment of debt 4 — (20) (22) (16) — — (14) Salary and employee benefits—severance charges (31) — (6) (31) (5) (61) (10) (21) Acquisition expense — — — (1) — — — — Adjusted non-interest expense (non-GAAP) $ 4,262 $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

35 Quarter Ended ($ amounts in millions) 9/30/2024 6/30/2024 3/31/2024 12/31/2023 ADJUSTED CET1 RATIO Common Equity Tier 1(1) A $ 13,184 $ 13,093 $ 12,913 $ 12,976 Adjustments: AOCI gain (loss) on securities(2) (1,369) (2,298) (2,264) (2,064) AOCI gain (loss) on defined benefit pension plans and other post employment benefits (437) (443) (447) (451) Adjusted Common Equity Tier 1 (non-GAAP) B $ 11,378 $ 10,352 $ 10,202 $ 10,461 Total risk-weighted assets(1) C $ 124,753 $ 125,725 $ 125,167 $ 126,475 Common Equity Tier 1 ratio(1)(3) A/C 10.6% 10.4% 10.3% 10.3 % Adjusted Common Equity Tier 1 ratio (non-GAAP)(1)(3) B/C 9.1% 8.2% 8.2% 8.3 % Non-GAAP Reconciliation Adjusted CET1- inclusive of AOCI(4) (1) Common equity as well as Total risk-weighted assets are estimated. (2) Represents AOCI on AFS and HTM securities (3) Amounts calculated based upon whole dollar values (4) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

36 As of and for Quarter Ended ($ amounts in millions, except per share data) 9/30/2024 6/30/2024 3/31/2024 12/31/2023 9/30/2023 TANGIBLE COMMON RATIOS Shareholders’ equity (GAAP) A $ 18,676 $ 17,169 $ 17,044 $ 17,429 $ 16,100 Less: Preferred stock (GAAP) 1,715 1,659 1,659 1,659 1,659 Intangible assets (GAAP) 5,911 5,920 5,929 5,938 5,949 Deferred tax liability related to intangibles (GAAP) (122) (119) (114) (112) (108) Tangible common shareholders’ equity (non-GAAP) B $ 11,172 $ 9,709 $ 9,570 $ 9,944 $ 8,600 Total assets (GAAP) C $ 157,426 $ 154,052 $ 154,909 $ 152,194 $ 153,624 Less: Intangible assets (GAAP) 5,911 5,920 5,929 5,938 5,949 Deferred tax liability related to intangibles (GAAP) (122) (119) (114) (112) (108) Tangible assets (non-GAAP) D $ 151,637 $ 148,251 $ 149,094 $ 146,368 $ 147,783 Shares outstanding—end of quarter E 911 915 918 924 939 Total equity to total assets (GAAP) A/C 11.86% 11.14% 11.00% 11.45% 10.48 % Tangible common shareholders’ equity to tangible assets (non-GAAP) B/D 7.37% 6.55% 6.42% 6.79% 5.82 % Tangible common book value per share (non-GAAP) B/E $ 12.26 $ 10.61 $ 10.42 $ 10.77 $ 9.16 Non-GAAP Reconciliation Tangible Common Ratios

37 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity. • Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • The effects of social media on market perceptions of us and banks generally. • Market replacement of LIBOR and the related effect on our legacy LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are. Forward-Looking Statements

38 • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to achieve our expense management initiatives. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • Political uncertainty in the United States, including uncertainty around elections, could directly or indirectly impact our businesses. • Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. Forward-Looking Statements (continued)

39 • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2023 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-Looking Statements (continued)